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                                                                  EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (Registration Nos. 333-102299 and 811-06366) of our report dated April 29, 2005 relating to the financial statements and financial highlights of American General Life Insurance Company Separate Account VUL-2 and our report dated April 29, 2005 relating to the consolidated financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 11, 2005